Exhibit 99.1

PhenixFIN Corporation Announces Third Quarter 2021 Financial Results

New York, NY, August 11, 2021 -- PhenixFIN Corporation (NASDAQ: PFX) (the “Company”), a publicly traded business development company, today announced its financial results for the fiscal third quarter of 2021.

Third Quarter 2021 Highlights

●	Total investment income of $8.7 million; net investment income of $5.4 million

●	$52.9 million in cash on June 30, 2021

●	Net asset value of $156.7 million, or $58.49 per share as of June 30, 2021 vs. $55.30 per share as of September 30, 2020

David Lorber, Chief Executive Officer of the Company, stated: “We are pleased with our performance during the first two quarters of being an internally-managed company. We are encouraged by the improvement in NAV and potential opportunities to deploy capital.”

On January 11, 2021, the Company announced that the Board of Directors approved a share repurchase program authorizing up to $15 million in share repurchases. Under the share repurchase program, the Company is authorized to repurchase from time to time its common stock in open market or other transactions, subject to applicable regulatory requirements. Under this program, 44,788 shares were repurchased through June 30, 2021. In aggregate through August 10, 2021 64,788 shares have been repurchased at an average price of $32.74/share.

Third Quarter 2021 Financial Results

For the quarter ended June 30, 2021, investment income totaled $8.7 million, of which $8.6 million was attributable to portfolio interest and dividend income and $0.1 million was attributable to fee income.

For the quarter ended June 30, 2020, investment income totaled $4.3 million, of which $4.1 million was attributable to portfolio interest and dividend income, and $0.2 million to fee income.

For the quarter ended June 30, 2021, total net expenses were $3.3 million and for the quarter ended June 30, 2020, total net expenses were $5.4 million.

For the quarter ended June 30, 2021, the Company recorded a net realized gain of $0.1 million and net unrealized appreciation of $1.5 million. For the quarter ended June 30, 2020, the Company recorded a net realized loss of $(37.9) million and net unrealized appreciation of $46.9 million.

Portfolio and Investment Activities

As of June 30, 2021, the fair value of the Company’s investment portfolio totaled $181.6 million and consisted of 42 portfolio companies.

As of June 30, 2021, the Company had 10 portfolio company investments on non-accrual status with a fair market value of $13.6 million.

Liquidity and Capital Resources

At June 30, 2021, the Company had $52.9 million in cash and $77.8 million outstanding in aggregate principal amount of 6.125% unsecured notes due 2023.

ABOUT PHENIXFIN CORPORATION

 PhenixFIN Corporation is a non-diversified, internally managed closed-end management investment company incorporated in Delaware that has elected to be regulated as a business development company under the Investment Company Act of 1940, as amended. We completed our initial public offering and commenced operations on January 20, 2011. The Company has elected, and intends to qualify annually, to be treated, for U.S. federal income tax purposes, as a regulated investment company under Subchapter M of the Internal Revenue Code of 1986, as amended. Effective January 1, 2021, the Company operates under an internalized management structure.

 Safe Harbor Statement and Other Disclosures

This press release contains “forward-looking” statements. Such forward-looking statements reflect current views with respect to future events and financial performance, and the Company may make related oral forward-looking statements on or following the date hereof. These forward-looking statements are subject to the inherent uncertainties in predicting future results and conditions. Certain factors could cause actual results and conditions to differ materially from those projected in these forward-looking statements, including among other things, PhenixFIN’s ability to deliver value to shareholders, implement its investment objective, capitalize on investment opportunities and perform well and operate effectively under an internalized management structure, and other factors that are enumerated in the Company’s periodic filings with the Securities and Exchange Commission. PhenixFIN Corporation disclaims and does not undertake any obligation to update or revise any forward-looking statement in this press release.

The press release contains unaudited financial results. For ease of review, we have excluded the word “approximately” when rounding the results. This press release is for informational purposes only and is not an offer to purchase or a solicitation of an offer to sell shares of PhenixFIN Corporation’s common stock. There can be no assurance that PhenixFIN Corporation will achieve its investment objective.

For PhenixFIN investor relations, please call 212-859-0390. For media inquiries, please contact info@phenixfc.com.

PHENIXFIN CORPORATION

Consolidated Statements of Assets and Liabilities

	June 30, 2021 (Unaudited)	September 30, 2020
Assets:
Investments at fair value
Non-controlled, non-affiliated investments (amortized cost of $109,219,571 and $117,360,954, respectively)	$105,407,064	$114,321,948
Affiliated investments (amortized cost of $78,821,547 and $92,898,755, respectively)	68,722,983	84,873,023
Controlled investments (amortized cost of $37,489,171 and $117,874,821, respectively)	7,488,473	47,548,578
Total Investments at fair value	181,618,520	246,743,549
Cash and cash equivalents	52,864,911	56,522,148
Receivables:
Interest receivable	289,832	624,524
Fees receivable	106,528	119,028
Dividends receivable	66,445	-
Other assets	1,003,437	2,093,559
Total Assets	$235,949,673	$306,102,808

Liabilities:
Notes payable (net of debt issuance costs of $482,346 and $905,624, respectively)	$77,364,454	$150,960,662
Interest and fees payable	-	801,805
Due to affiliate	-	53,083
Due to broker	284,067	-
Management and incentive fees payable	-	1,392,022
Administrator expenses payable	60,685	156,965
Accounts payable and accrued expenses	1,547,888	2,108,225
Deferred revenue	14,003	10,529
Total Liabilities	79,271,097	155,483,291

Commitments and Contingencies

Net Assets:
Common Shares, $0.001 par value; 5,000,000 shares authorized; 2,723,709 shares issued; 2,678,921 and 2,723,709 common shares outstanding, respectively	2,679	2,724
Capital in excess of par value	670,122,430	672,381,617
Total distributable earnings (loss)	(513,446,533)	(521,764,824)
Total Net Assets	$156,678,576	$150,619,517
Total Liabilities and Net Assets	$235,949,673	$306,102,808

Net Asset Value Per Common Share	$58.49	$55.30

PHENIXFIN CORPORATION

Consolidated Statements of Operations

(Unaudited)

	For the Three Months Ended June 30		For the Nine Months Ended June 30
	2021	2020	2021	2020
Interest Income:
Interest from investments
Non-controlled, non-affiliated investments:
Cash	$1,578,657	1,961,009	$4,785,374	7,499,171
Payment in-kind	186,733	138,018	356,762	465,339
Affiliated investments:
Cash	249,157	291,569	797,776	691,010
Payment in-kind	286,444	487,065	286,444	2,141,327
Controlled investments:
Cash	-	-	-	84,505
Payment in-kind	-	-	-	500,767
Total interest income	2,300,991	2,877,661	6,226,356	11,382,119
Dividend income	6,307,408	1,225,000	20,979,143	4,725,000
Interest from cash and cash equivalents	3,862	4,319	5,308	376,747
Fee income	71,443	202,122	650,323	617,654
Other income	-	-	78,204	-
Total Investment Income	8,683,704	4,309,102	27,939,334	17,101,520
Expenses:
Base management fees	-	1,317,223	1,146,403	4,966,728
Interest and financing expenses	1,260,825	2,736,136	4,538,520	12,312,183
General and administrative expenses	294,022	540,066	856,396	3,140,305
Salaries and Benefits	679,229	-	1,011,546	-
Administrator expenses	106,578	614,535	546,372	1,742,419
Insurance expenses	444,832	333,816	1,404,312	988,394
Directors fees	179,000	347,500	875,217	960,000
Professional fees, net	289,200	(511,519)	113,797	(4,796,964)
Expenses before expense support reimbursement and management and incentive fee waivers	3,253,686	5,377,757	10,492,563	19,313,065
Expense support reimbursement	-	(349,427)	-	(349,427)
Total expenses net of expense support reimbursement and management and incentive fee waivers	3,253,686	5,028,330	10,492,563	18,963,638
Net Investment Income	5,430,018	(719,228)	17,446,771	(1,862,118)
Realized and unrealized gains (losses) on investments
Net realized gains (losses):
Non-controlled, non-affiliated investments	38,852	(532,253)	4,093,500	(690,167)
Affiliated investments	19,811	-	(10,433,117)	-
Controlled investments	1,850	(37,389,588)	(40,145,720)	(39,076,425)
Total net realized gains (losses)	60,513	(37,921,841)	(46,485,337)	(39,766,592)
Net change in unrealized gains (losses):
Non-controlled, non-affiliated investments	(1,794,173)	7,379,695	(773,501)	(8,422,875)
Affiliated investments	1,513,353	8,137,213	(2,072,831)	2,558,480
Controlled investments	1,759,025	31,389,160	40,325,544	(17,062,311)
Total net change in unrealized gains (losses)	1,478,205	46,906,068	37,479,212	(22,926,706)
Change in provision for deferred taxes on unrealized (appreciation) depreciation on investments	-	35,970	-	(49,694)
Loss on extinguishment of debt	-	(697,191)	(122,355)	(2,481,374)
Total realized and unrealized gains (losses)	1,538,718	8,323,006	(9,128,480)	(65,224,366)
Net Increase (Decrease) in Net Assets Resulting from Operations	$6,968,736	$7,603,778	$8,318,291	$(67,086,484)
Weighted Average Basic and diluted earnings per common share	$2.60	$2.79	$3.07	$(24.63)
Weighted Average Basic and diluted net investment income (loss) per common share	$2.02	$(0.26)	$6.44	$(0.68)
Weighted Average Common Shares Outstanding - Basic and Diluted	2,683,093	2,723,711	2,707,794	2,723,711

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